Exhibit 99.1

For Immediate Release

Patrick Industries, Inc. Completes Acquisition of Charleston Corporation and Announces Expansion of Existing Credit Facility

ELKHART, IN – November 10, 2014 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Bremen, Indiana-based Charleston Corporation (“Charleston”). Charleston is a manufacturer of fiberglass and plastic components primarily used in the recreational vehicle (“RV”), marine, and vehicle aftermarket industries. The Company estimates Charleston’s 2014 annual revenues to be approximately $20 million and expects the acquisition to be accretive to 2015 net income per share.

“The acquisition of Charleston, which is recognized as a high quality manufacturer and designer of a wide array of both open and closed mold fiberglass components and plastic products for OEMs in the RV, marine, vehicle aftermarket and transit industries, is a natural fit with our Frontline Mfg. fiberglass operation,” said Todd Cleveland, President and Chief Executive Officer of Patrick. “Charleston brings many competitive advantages to our Company, including high quality product lines, custom mold and tooling capabilities and expertise, strategic sales, design and supplier relationships, industry experience, and breadth and depth of products. Consistent with previous acquisitions, we will continue to support Charleston with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success. In addition, we believe that Charleston’s new state of the art expertise in closed mold technology is at the forefront of the fiberglass industry, and provides the opportunity for Charleston to be a leader in the RV industry with high quality closed mold product lines, in addition to its ability to custom design the tooling needed for almost any custom fiberglass or small plastic part to the industries we serve.”

Dick Strefling, the founder of Charleston, said, “After more than 30 years in business together, Charleston’s exceptional team and I are excited to partner with Patrick and team up with an organization whose strong focus on customer service coupled with our technology and manufacturing processes in the fiberglass market will help further grow the Charleston brand. Patrick is a natural fit for our operation as we are poised for growth and the additional manufacturing expertise and resources that Patrick brings can help propel Charleston to the next level.”

The net purchase price for Charleston of approximately $9.6 million was funded under the Company’s existing $125 million revolving secured senior credit facility and includes the acquisition of accounts receivable, inventory, prepaid expenses, buildings, and machinery and equipment. Patrick will continue to operate the business on a stand-alone basis under the Charleston brand name in its existing facilities.

“We look forward to carrying on the tradition and reputation that Dick and the team at Charleston have built during their 30+ year history,” Mr. Cleveland further noted. “Additionally, bringing our two companies together to expand our presence and footprint in the fiberglass and small component plastics market, particularly as a supplier to the RV and marine industries, is clearly aligned with our strategic growth and diversification plans.”

Credit Facility Expansion

Separately, following the closing of the Charleston acquisition, the Company entered into a fifth amendment, dated November 7, 2014, to its current five-year $125 million revolving secured senior credit facility, as amended, that was initially established on October 24, 2012 (the “2012 Credit Facility”) with Wells Fargo Bank, National Association as the agent and lender (“Wells Fargo”) and Fifth-Third Bank (“Fifth-Third”) as participant. The fifth amendment expands the 2012 Credit Facility to $165 million and adds Key Bank as a participant.

“Following the completion of the Charleston acquisition, as well as the acquisition of Foremost Fabricators, LLC in June, we felt that it was important to expand our credit facility to provide increased availability, as well as a strong financing platform to support the Company’s strategic initiatives, capital allocation strategy, future organic and acquisition-related growth needs, and ongoing working capital requirements. In addition, we look forward to further solidifying our continued partnership with Wells Fargo and Fifth-Third and welcoming our new partnership with Key Bank, as we strive to continue to achieve the deliverables under our strategic plan," stated Mr. Cleveland.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 10 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, fiberglass and plastic component products, interior passage doors, exterior graphics and RV painting, simulated wood and stone products, and slotwall panels and components. The Company also distributes drywall and drywall finishing products, electronics, wiring, electrical and plumbing products, cement siding, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company’s core businesses, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of acquisitions, stock price fluctuations, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.

Contact:

Julie Ann Kotowski

Patrick Industries, Inc.

574-294-7511 / kotowskj@patrickind.com

 3